EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

     This Subscription Agreement is made effective this      day of          , 200      , by and between Spectre Gaming, Inc. (the “Company”), and             and            (if joint investor) (the “undersigned”) in connection with the private placement offering of shares of common stock of the Company (the “Shares”), together with warrants to purchase additional shares of the Company’s common stock at a purchase price of $3.75 per share (the “Warrant,” and hereinafter collectively referred to with the Shares as the “Units”), having a maximum aggregate value of $10 million (the “Offering”). Notwithstanding the foregoing, the Company may in its sole discretion increase the maximum aggregate value of Units in the Offering. The undersigned understands and acknowledges that the Company has the right to reject any subscription, in whole or in part, for any reason, and that the Company will promptly return the funds delivered herewith, without interest or deduction, if this subscription is rejected or if the Offering is otherwise terminated. The Offering will continue until 120 days after the date of the Offering’s Confidential Private Placement Memorandum, subject to the right of the Company to extend the Offering for up to an additional 60 days.

     1. Units. Subject to the terms hereinafter set forth, the undersigned hereby irrevocably subscribes for and agrees to purchase from the Company            Units at a price of $2.50 per Unit, or a total of $            (the “Purchase Price”). Payment for the Purchase is being delivered as follows (please check one):

     ☐ Enclosed check payable to the order of “Private Bank Minnesota - Spectre Gaming, Inc. Escrow Account”

     ☐ Wire transfer to Private Bank Minnesota (wire transfer instructions are attached as Annex C)

     Upon acceptance of this subscription and the closing of the Offering (or any part of the Offering to which this subscription relates), the Company will (a) record the undersigned as an owner of the Shares and Warrants subscribed, and (b) promptly cause a certificate representing the Shares, and a Warrant, to be delivered to the undersigned, but in any event within 20 days of the closing date of this subscription. The undersigned hereby authorizes the Company to issues certificates representing the Shares, and the Warrants, in the name and to the address below:

Print Name(s) of Investor

Social Security Number(s) or Federal Tax I.D. Number

Mailing Address

City	State	Zip Code

Telephone No.	Fax No.

Electronic Mail Address(es)

     2. Investor Representations and Warranties. By executing and delivering this Subscription Agreement, the undersigned acknowledges, warrants and represents to the Company as follows:

     (a) The undersigned has obtained and reviewed (i) the Company’s Confidential Private Placement Memorandum dated October 21, 2004, including any and all supplements and amendments thereto (the “Memorandum”), (ii) this Subscription Agreement, and (iii) any other documents specifically requested by the undersigned (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

     (b) The undersigned has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that the undersigned believes himself/herself capable of evaluating the merits and risks of the prospective investment in the Units and the suitability of an investment in the Company in light of the undersigned’s financial condition and investment needs, and legal, tax and accounting matters.

     (c) The undersigned has been given access to full and complete information regarding the Company and has utilized such access to the undersigned’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, the undersigned has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the Offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

     (d) The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). This representation is based on the representation and information provided below (check all that apply):

•	(1) The undersigned has had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of the two most recent fiscal years, and reasonably expect reaching the same income level in the current year;

•	(2) As of the date hereof, the undersigned (either individually or with the undersigned’s spouse) have a net worth exceeding $1,000,000;

•	(3) The undersigned is a director or executive officer of the Company;

•	(4) The undersigned is a corporation, partnership or Massachusetts or similar business trust not formed for the specific purpose of acquiring the Units and has total assets exceeding $5,000,000;

•	(5) The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in the undersigned’s individual or fiduciary capacity;

•	(6) The undersigned is an insurance company as defined in Section 2(13) of the Act, an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

•	(7) The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

•	(a) The investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

•	(b) The employee benefit plan has total assets in excess of $5,000,000; or

•	(c) The plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the Act.

•	(8) The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

•	(9) The undersigned, if not an individual, is an entity all of whose equity owners meet one of the tests set forth in paragraph (1) through (8) above (if relying on this category alone, each equity owner must complete a separate copy of this Agreement).

     (e) The undersigned recognizes that an investment in the Units involves a high degree of risk, including but not limited to the risk of losing his/her/its entire investment in the Company.

     (f) No federal or state agency, including the United States Securities and Exchange Commission or the securities commission or authority of any state, has approved or disapproved the Units, passed upon or endorsed the merits of the Offering of the Units or the accuracy or adequacy of the Disclosure Documents, or made any finding or determination as to the fairness or fitness of the Units for public sale.

     (g) The undersigned recognizes that he/she/it will experience substantial dilution in the book value of the Units immediately upon the purchase thereof, or shortly thereafter, due to the prior issuance of  shares of our common stock (or securities convertible into shares of our common stock) at per-share prices below the per-share price offered in the Offering.

     (h) The undersigned has relied upon the advice of the undersigned’s legal counsel and accountants or other financial advisors with respect to tax and other considerations relating to the purchase of Units in the Offering. The undersigned is not relying upon the Company with respect to the economic considerations involved to make an investment decision in the Units.

     (i) Prior to the termination date of the Offering (as described in the introductory paragraph of this Agreement), the Company may conduct a closing of the purchase and sale of the Units, and may conduct subsequent closings on an interim basis until the maximum aggregate Offering amount (as the same may be increased, as described in the introductory paragraph of this Agreement) has been purchased and sold.

     (j) The undersigned acknowledges that upon acceptance of this subscription and close of the Offering, the undersigned will receive a warrant, substantially in the form attached as Annex A, for the number of Warrants subscribed, which governs the terms and conditions of the undersigned’s exercise of the Warrants.

     (k) The undersigned acknowledges that the Company has engaged two placement agents, The Seidler Companies and Feltl and Company (collectively, the “Agents”), in connection with this Offering; and further acknowledges that such Agents shall collectively receive cash commissions equal to eight percent (8%) of the gross Offering price of the Units, plus five-year warrants to purchase, at a purchase price of $2.50 per Unit, a number of Units equal to ten percent (10%) of the Units issued and sold in the Offering.

     (l) The undersigned is a bona fide resident of (or, if an entity, is organized or incorporated under the laws of, and is domiciled in) and received the offer and decided to invest in the Units in the state set forth in Paragraph 1 above.

     3. Investment Purpose. The undersigned represents and warrants that it is the undersigned’s intention to acquire the Units for the account of the undersigned, for investment purposes and not with a view to resale of the Units in connection with any distribution thereof. In order to assure the Company that the undersigned has no present intention to resell or dispose of the Units acquired in the Offering, the undersigned further represents and warrants to the Company as follows:

     (a) The undersigned intends to receive and hold the Units for the undersigned’s personal account.

     (b) The undersigned has no contract, undertaking, agreement or arrangement with any person or entity to sell or otherwise transfer the Units to any such person or entity or to have any such person or entity sell the Units on the undersigned’s behalf.

     (c) The undersigned has no need for immediate liquidity with respect to his/her/its investment and has sufficient income to meet the undersigned’s current and anticipated obligations. The loss of the undersigned’s entire investment in the Units would not cause financial hardship to the undersigned and would not adversely affect the undersigned’s current standard of living. In addition, the overall commitment of the undersigned to investments that are not readily marketable is not disproportionate to the undersigned’s net worth and the undersigned’s investment in the Units will not cause such overall commitment to become excessive.

     (d) The undersigned is not aware of any occurrence, event or circumstance upon the happening of which the undersigned intends to transfer or sell the Units and the undersigned does not have any present intention to transfer or sell the Units after a lapse of any particular period of time.

     (e) The undersigned has been informed that, in the view of the Securities and Exchange Commission and certain state securities commissions, a purchase of the Units with a current intent to resell, by reason of any foreseeable specific contingency or anticipated change in market values, any change in the condition of the Company or the investment market as a whole, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Units, would represent a purchase with an intent inconsistent with the representations set forth above, and that the Securities and Exchange Commission and certain state securities commissions might regard such sale or disposition as a deferred sale with regard to which an exemption from registration is not available.

     (f) The undersigned, if other than an individual, represents and warrants that (i) it was not organized for the specific purpose of acquiring the Units, and (ii) this subscription has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned, and is a legal, valid and binding obligation of the undersigned enforceable in accordance with its terms.

     4. Purchases Through Retirement Accounts. An investment in a private placement of securities, including the Units, is HIGHLY SPECULATIVE in nature. Accordingly, such an investment may not be appropriate for Individual Retirement Accounts or other retirement-type accounts that have conservative investment objectives. If this investment is in fact purchased in a retirement-type account, the purchaser hereby represents and affirms that he/she understands the risks of the investment and has decided that such risks are consistent with the purchaser’s investment objectives for this account.

     5. Registration Status; Restrictions on Transferability. With respect to the registration status and transferability of the Units (in addition to Section 3 above), the undersigned understands, acknowledges and agrees that:

     (a) The Units to be issued in connection with this subscription and the Offering have not been registered under the Act or under applicable state securities laws on the grounds that they are being issued in a transaction (i) involving a limited group of knowledgeable investors fully familiar with the proposed operations of the Company and (ii) not involving a public offering and that, consequently, such transaction is exempt from registration under the Act and applicable state securities laws. The Company will rely on the undersigned’s representations herein as a basis for the exemption from the Act’s registration requirements.

     (b) The Units may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable state law and, as a result, the undersigned may be required to hold the Units for an indefinite period of time.

     (c) Certificates representing the Shares, the Warrants (including  shares of Company common stock issuable upon exercise of the Warrants, hereinafter referred to as the “Warrant Shares”), and any shares of common stock issued upon a failure to cause the Shares and Warrant Shares to be registered as required under the Registration Rights Agreement (as defined in Section 6), will bear a legend substantially in the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities law of any state. Such Shares have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for such securities under the Securities Act of 1933, as amended, and under applicable state securities laws, unless an exemption from registration is available under applicable securities laws.

     6. Registration Rights. The Shares and Warrant Shares shall have the registration rights set forth in the “Registration Rights Agreement,” in the form attached hereto as Annex B.

     7. Confidentiality. The undersigned agrees that it will not disclose to any unauthorized persons, use for the undersigned’s own account, or use for any third party’s benefit, any confidential information relating to the Company or its business that the undersigned obtains pursuant to this Agreement or any of the Disclosure Documents. The parties acknowledge that all information developed and presented pursuant to this Agreement and the Disclosure Documents is the property of the Company. If requested, the undersigned shall turn over to the Company all memoranda, plans, reports and other documentation, including all Disclosure

Documents and schedules, attachments and exhibits thereto (and copies thereof) relating to the Company and its business that the undersigned may then possess or have under the undersigned’s control.

     8. Term. From and after the date of the Company’s acceptance of this subscription, as set forth on the signature page hereto, this Agreement shall remain in effect until such time as (a) the undersigned has performed the full subscription by delivering full payment of the aggregate Purchase Price for the Units referenced above and set forth on the signature page hereto, and (b) the Company has fulfilled its obligation to the undersigned by recording the undersigned as the owner of the appropriate number of Units in its required records and delivering a certificate representing the Shares, and delivering the Warrants pursuant to Section 1.

     9. Survival. The covenants made in Section 7 shall be construed as an agreement independent of any other provision of this Agreement, and shall survive the termination of this Agreement. Furthermore, the representations and warranties of the undersigned shall survive the termination of this Agreement.

     10. Severability. If any provision of this Agreement or the application of such provision to any party or circumstances shall be held invalid, the remainder of the Agreement, or the application of such provision to such party or circumstances other than those to which it is held invalid, shall not be affected thereby.

     11. Amendment. This Agreement may be modified or amended only by a written instrument signed by both the Company and the undersigned.

     12. Waiver. No failure or delay by either the Company or the undersigned in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the undersigned of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

     13. Binding Effect. Upon acceptance by the Company, this Subscription Agreement shall be binding upon and shall inure to the benefit of the Company and the undersigned and to the successors and assigns of the Company and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the undersigned.

     14. Governing Law; Venue. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the conflicts-of-law principles thereof. The venue for any action hereunder shall be in the State of Minnesota, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of the courts of the State of Minnesota, County of Hennepin, and the U.S. District Court, District of Minnesota.

     15. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the Company (except for the terms of the Company’s articles of incorporation, as the same may be amended from time to time). It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than as set forth herein.

     16. Further Acts and Assurances. Upon request, the undersigned agrees to furnish to the Company such additional information as may be deemed necessary to determine the undersigned’s suitability as an investor.

     17. Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures. A party shall become bound by this

Agreement immediately upon signing and delivering any counterpart, independently of the signature of the other party. Nevertheless, in making proof of this Agreement, it will be necessary to produce only one copy signed by the party to be charged.

Signature Page Follows

SUBSCRIPTION AGREEMENT – SIGNATURE PAGE

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the    day of            , 200      .

Individuals:	Entities:

Signature of Investor	Name of Entity

Signature of Joint Investor	Authorized Signature

Print Name

Its:

Form of Ownership for Individual Investors (check one):

Individual Ownership	Tenants in Common

Joint Tenants (JTWROS)	Individual Ownership Pursuant to Purchases Under the Uniform Gift to Minors Act

Other:

IMPORTANT: Each investor should sign and return a signature page to the Registration Rights Agreement attached hereto as Annex B.

ACKNOWLEDGED AND ACCEPTED:

SPECTRE GAMING, INC., a Minnesota corporation

By:	Dated

Title:

Annex A

WARRANT

     The form of Warrant is attached hereto.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (“BLUE SKY LAWS”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED BOTH WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND WITH ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
SPECTRE GAMING, INC.

Warrant No.:	Date:

     This Certifies That, for value received,            or its successors or assigns (collectively, the “Holder”), is entitled to purchase from Spectre Gaming, Inc., a Minnesota corporation (the “Corporation”),             (        ) fully paid and nonassessable shares (the “Shares”) of the Corporation’s common stock (the “Common Stock”), at an exercise price of Three and 75/100 Dollars ($3.75) per Share (the “Exercise Price”), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time from and after the date hereof until the date five years from the date hereof, at which time all of Holder’s rights hereunder shall expire.

     This Warrant is subject to the following provisions, terms and conditions:

     1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Corporation’s principal office, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the Corporation’s books at any time within the period above indicated), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares.

     2. Issuance of Shares of Common Stock; No Fractional Shares. As soon as practicable after the exercise of any Warrant, and in any event within thirty (30) days after receipt by the Corporation of the notice of exercise under Section 1, the Corporation at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued in the name of and delivered to the Holder thereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

     (a) a certificate or certificates for the number of fully paid and nonassessable Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share of Common Stock to which such Holder would otherwise be entitled, an amount in cash equal to such fraction multiplied by the then-current value of a share of Common Stock, such current value to be determined by the Corporation’s board of directors in its sole discretion; and

     (b) in case such exercise includes only part of the Shares represented by this Warrant, a new warrant of like tenor, representing the right to acquire that number of Shares (if any) with respect to which this Warrant shall not then have been exercised, shall also be delivered to the Holder within such time, unless this Warrant shall have expired. The Corporation may require that any such new warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

     3. Time of Exercise. The exercise of this Warrant shall be deemed effective immediately prior to the close of business on the business day on which the Warrant is surrendered to the Corporation as provided in Section 1, and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 2, shall be deemed Holder or Holders of record thereof.

     4. Transferability. This Warrant is issued upon the following terms, to which Holder consents and agrees:

     (a) until this Warrant is transferred on the books of the Corporation, the Corporation will treat the Holder of this Warrant, registered as such on the books of the Corporation, as the absolute owner hereof for all purposes without effect given to any notice to the contrary;

     (b) this Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders;

     (c) until the Warrant, and the Shares issuable upon exercise of this Warrant, are registered under the Securities Act and applicable Blue Sky Laws, they may not be transferred without the Holder obtaining an opinion of counsel, which opinion and counsel are satisfactory to the Corporation, stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions imposed on such transfer by any such opinion of counsel; and

     (d) neither this Warrant nor the Shares issuable upon exercise of this Warrant have been registered under the Securities Act.

     5. Certain Covenants of the Corporation. The Corporation covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property; and, without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such actions as may be required to ensure that the par value per share of the Common Stock is at all times equal to or less than this Warrant’s Exercise Price per Share. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and available, free of preemptive or other rights, for the purpose of issue upon exercise of the purchase rights evidenced by

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this Warrant, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant.

     6. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

     (a) Stock Dividend, Stock Split or Stock Combination. If (i) any dividends on any class of the Corporation’s capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock (collectively, “Common Stock Equivalents”) shall be paid by the Corporation, (ii) the Corporation shall divide its then-outstanding  shares of Common Stock into a greater number of shares, or (iii) the Corporation shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) equal to the quotient of (x) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the Exercise Price in effect immediately prior to such event, divided by (y) the total number of shares of Common Stock outstanding immediately after such event. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per Share; but any such adjustment not required then to be made shall be carried forward and shall be made at the time and together with any subsequent adjustment(s) which, together with any adjustment(s) so carried forward, shall amount to not less than $.05 per Share.

     (b) Number of Shares Issuable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price, the number of Shares, calculated to the nearest full Share, equal to the quotient of (i) the product of (A) the number of Shares issuable under this Warrant (as then adjusted pursuant hereto prior to the current adjustment), multiplied by (B) the Exercise Price in effect prior to such adjustment, divided by (ii) the adjusted Exercise Price.

     (c) Notice of Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares of Common Stock issuable upon the exercise of the Warrant, then, and in each such case, the Corporation shall within thirty (30) days thereafter give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation. Any such notice shall state the adjusted Exercise Price and adjusted number of Shares issuable upon the exercise of the Warrant, and shall set forth in reasonable detail the methods of calculation of such adjustments and the facts upon which such calculations were based.

     (d) Effect of Reorganization, Reclassification or Merger. If at any time while this Warrant is outstanding there should be (i) any reorganization of the Corporation’s capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 6(a)), (ii) any consolidation or merger of the Corporation with another corporation, limited liability company, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, limited liability company, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Corporation’s capital stock payable in capital stock of a different class, other securities of the Corporation, or other Corporation property (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Corporation or of the successor entity resulting from a consolidation

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or merger, or of the entity to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Corporation’s board of directors) shall be made in the application of the provisions of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger.

     7. Prior Notice as to Certain Events. In case at any time: (a) the Corporation shall pay any dividend upon its Common Stock payable in stock or make any distribution (other than cash dividends) to the holders of its Common Stock; (b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another corporation; or (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of such cases, the Corporation shall give prior written notice, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 15 days prior to the action in question and not less than 15 days prior to the record date or the date on which the Corporation’s transfer books are closed in respect thereto.

     8. Redemption by Corporation. The Corporation may redeem this Warrant, at any time and at its option, when the average per-share closing bid price of the Common Stock exceeds Five and No/100 Dollars ($5.00) for any period of thirty (30) consecutive trading days (as such price is adjusted upon any stock dividends, splits or combinations), by delivering notice of the exercise of such right as set forth in Section 9, at a redemption price equal to $.001 per Share; provided, however, that the Shares shall then be registered for resale or otherwise be freely tradable. For purposes of this Section, the closing bid price of the Common Stock shall be determined by the closing bid price as reported by Nasdaq so long as the Common Stock is quoted on the Nasdaq National Market or Small Cap Market Systems (or Over-the-Counter Bulletin Board) and, if the Common Stock is listed on a national securities exchange, shall be determined by the last reported sale price on the primary exchange on which the Common Stock is traded.

     9. Notice of Redemption. In the case of any redemption of this Warrant, the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation not less than thirty (30) days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Each such notice shall specify the date fixed for redemption, the place of redemption and the redemption price of $.001 per Share at which the Warrant is to be redeemed, and shall state that payment of the redemption price will be made upon surrender of the Warrant at such place of redemption,

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and that if not exercised by the close of business on the date fixed for redemption, the exercise rights of the Warrant shall expire unless extended by the Corporation. Such notice shall also state the current Exercise Price and the date on which the right to exercise the Warrant will expire unless extended by the Corporation.

     10. Payment of Warrants on Redemption. If notice of redemption shall have been given as provided in Section 9, the redemption price of $.001 per Share shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On presentation and surrender of the Warrant by the Holder to the Corporation at such place of payment in such notice specified, the Warrant shall be paid and redeemed at the redemption price of $.001 per Share. On and after such date of redemption, the exercise rights of this Warrant shall expire.

     11. Registration Rights. The Shares issuable upon exercise of this Warrant shall have the registration rights set forth in the Registration Rights Agreement dated        by and between the Corporation and the original Holder of this Warrant.

     12. No Rights as Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation.

     13. Loss or Mutilation. Upon receipt by the Corporation from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to the Corporation, and in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, however, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Corporation for cancellation.

     14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflicts-of-law provisions.

     15. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

     16. Successors and Assigns. All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Corporation and Holder.

     17. Headings and References. The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant. Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

     18. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing. Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Corporation’s records. Notices sent to the Corporation shall be mailed, hand delivered or faxed and confirmed to Spectre Gaming, Inc., 1466 Pioneer Way, No. 10, El Cajon, California 92020, or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

     19. Counterparts. This Warrant may be executed by the Corporation and attested to in counterparts.

5

     In Witness Whereof, the Corporation has caused this Warrant to be signed by its duly authorized officer on the date first set forth above.

SPECTRE GAMING, INC.:

By:

Russell Mix, Chief Executive Officer

ATTEST:

By:

Brian D. Niebur, Chief Financial Officer

SUBSCRIPTION FORM

(To be signed only upon exercise of Warrant)

     THE UNDERSIGNED, the holder of the Warrant referenced below, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                            shares of common stock of Spectre Gaming, Inc. (the “Shares”) to which such Warrant relates, herewith makes payment of $            therefor in cash, certified check, or bank draft, and hereby requests that a certificate evidencing the Shares be delivered to                , the address of whom is set forth below the signature of the undersigned:

Dated:

(Signature)

(Printed Name)

(Address)

(Address)

Warrant No.           , dated                (the “Warrant”)

ASSIGNMENT FORM

(To be signed only upon authorized transfer of Warrant)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers and conveys unto               the right to purchase shares of common stock of Spectre Gaming, Inc. (the “Corporation”) to which the Warrant referenced below relates, and hereby appoints               as his, her or its attorney to transfer said right on the books of the Corporation with full power of substitution in the premises.

Dated:

(Signature)

(Printed Name)

(Address)

(Address)

Warrant No.         , dated                  (the “Warrant”)

Annex B

REGISTRATION RIGHTS AGREEMENT

The Registration Rights Agreement is attached hereto.

Annex C

WIRING INSTRUCTIONS TO PRIVATE BANK

Bank Name:	Private Bank Minnesota
Routing Number:	ABA 091 005 836
Account Holder:	Spectre Gaming, Inc.
Account Number:	3023751